UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2015
(Date of earliest event reported)

ITT Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)
(914) 641-2000 Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities.

(b)(c) On March 27, 2015, ITT Corporation (the “Company”) announced a series of restructuring actions in the Company’s Industrial Process business due to a strategic reorganization of the business and to achieve efficiencies and reduce the overall cost structure.   The Company expects to incur pre-tax cash costs, principally involuntary severance costs, of approximately $13 to $14 million and other non-cash pre-tax charges of approximately $4 to $5 million.  The Company expects to substantially complete these actions during the next six months.  The benefits from this plan, after full implementation, are expected to yield pre-tax savings to the Company of approximately $17 million to $20 million on an annual basis. The annualized benefit and cost estimates were included within the Company’s earnings estimates and range of expected restructuring and realignment costs for 2015 discussed on the Company’s year-end earnings conference call on February 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

March 31, 2015	By:	/s/ Mary E. Gustafsson
Name: Mary E. Gustafsson
Title: Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)